EXHIBIT 99.1

Corporate Contacts:

Sylvia Wheeler

Vice President, Corporate Communications

Affymax, Inc.

650-812-8861

Josephine Zammuto

Corporate Communications

Takeda Global Research & Development Center, Inc.

224-554-2795

Takeda Pharmaceutical Company Limited

Corporate Communications Dept. (PR/IR)

+81-3-3278-2037

FDA ADVISORY COMMITTEE VOTED IN FAVOR OF BENEFIT/RISK PROFILE FOR PEGINESATIDE FOR TREATMENT OF ANEMIA IN CHRONIC KIDNEY DISEASE PATIENTS ON DIALYSIS

Silver Spring, Md. — December 7, 2011, and Osaka, Japan — December 8, 2011 - Affymax, Inc. (Nasdaq: AFFY) and Takeda Pharmaceutical Company Limited (TSE: 4502), today announced that the U.S. Food and Drug Administration (FDA) Oncologic Drugs Advisory Committee (ODAC) voted 15 to 1, with 1 abstention, that peginesatide demonstrated a favorable benefit/risk profile for use in the treatment of dialysis patients with anemia due to chronic kidney disease (CKD).

“We’re encouraged by the panel’s positive view of the benefit/risk profile of peginesatide in the dialysis setting,” said John Orwin, president and CEO of Affymax. “Anemia affects many patients in the dialysis setting, and we look forward to working with the FDA as they complete their evaluation of peginesatide. As a once-monthly treatment, peginesatide, if approved, has the potential to be an important option in the management of anemia in patients living with this condition.”

While the FDA is not bound by the recommendations of its advisory committees, their guidance will be considered by the FDA in its review of the New Drug Application (NDA) that was submitted for peginesatide in May 2011. The scheduled Prescription Drug User Fee Act (PDUFA) date for peginesatide is March 27, 2012.

“Today’s ODAC vote represents an important step in the peginesatide New Drug Application review process,” said Azmi Nabulsi, MD, president, Takeda Global Research & Development Center, Inc. “As we heard from the discussion today, limited therapeutic options are available for the treatment of anemia in dialysis patients with chronic kidney disease.  Affymax and Takeda will continue efforts to make this alternative available to dialysis patients and the providers who treat them.”

Affymax will host a teleconference and live audio webcast at 8:00 a.m. Eastern time tomorrow, Thursday, December 8 to further discuss the recommendation of the Advisory Committee. Interested parties can listen to the live call by dialing (866) 393-1565 from the U.S. or +1(973) 409-9608 for international callers.

Individuals may access the webcast by visiting www.affymax.com and going to the Investors section. A replay of the webcast will be available at www.affymax.com for 30 days.

About Peginesatide

Peginesatide is a synthetic PEGylated peptidic compound that binds to and stimulates the erythropoietin receptor and thus acts as an ESA.  The peginesatide Phase 3 clinical program was the largest to support the new drug application of an ESA in the treatment of anemia in CKD and the first to prospectively evaluate the cardiovascular safety of an ESA via an analysis of independently adjudicated cardiovascular events.  The compound was discovered by Affymax and is being co-developed by Affymax and Takeda.  If approved, peginesatide may be the first once-monthly product for anemia in CKD for dialysis patients available in the United States.

About Affymax, Inc.

Affymax, Inc. is a biopharmaceutical company committed to developing novel drugs to improve the treatment of serious and often life-threatening conditions.  For additional information, please visit www.affymax.com.

This release contains forward-looking statements, including statements regarding the potential for FDA approval of peginesatide following the advisory vote, continuation and success of Affymax’s collaboration with Takeda, milestones expected to be accomplished, timing, design and progress of the peginesatide development program and the timing and potential regulatory approval and commercialization of peginesatide. Affymax’s actual results may differ materially from those indicated in these forward-looking statements due to risks and uncertainties, including risks relating to the approvability of the New Drug Application (NDA) filing, risks relating to regulatory requirements and approvals, including pre-or post-marketing studies and Risk Evaluation and Mitigation Strategy (REMS), in particular the FDA’s interpretation of the Advisory Committee recommendations and its interpretation and review of the data in the NDA including issues related to the subgroup analyses in non-dialysis, study design, the completeness of the NDA, including data quality and integrity in our non-inferiority designed trials, the continued safety and efficacy of peginesatide in clinical development, the timing of patient accrual in ongoing and planned clinical studies, research and development efforts, industry and competitive environment, potential delays or additional studies that may be required by the FDA or other regulatory authorities, financing requirements and our ability to access capital and other matters that are described in Affymax’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Affymax undertakes no obligation to update any forward-looking statement in this press release.

About Takeda Pharmaceutical Company Limited

Located in Osaka, Japan, Takeda is a research-based global company with its main focus on pharmaceuticals. As the largest pharmaceutical company in Japan and one of the global leaders of the industry, Takeda is committed to strive towards better health for patients worldwide through leading innovation in medicine. Additional information about Takeda is available through its corporate website, www.takeda.com.

About Takeda Pharmaceuticals North America, Inc. and Takeda Global Research & Development Center, Inc.

Based in Deerfield, Ill., Takeda Pharmaceuticals North America, Inc. and Takeda Global Research & Development Center, Inc. are subsidiaries of Takeda Pharmaceutical Company Limited, the largest pharmaceutical company in Japan.  The respective companies currently market oral diabetes, insomnia, rheumatology, gastroenterology and cardiovascular disease treatments and seek to bring innovative products to patients through a pipeline that includes compounds in development for diabetes, gastroenterology, neurology and other conditions.  To learn more about these Takeda companies, visit www.tpna.com.

This press release contains forward-looking statements. Forward-looking statements include statements regarding Takeda’s plans, outlook, strategies, results for the future, and other statements that are not descriptions of historical facts. Forward-looking statements may be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “assume,” “continue,” “seek,” “pro forma,” “potential,” “target,” “forecast,” “guidance,” “outlook” or “intend” or other similar words or expressions of the negative thereof. Forward-looking statements are based on estimates and assumptions made by management that are believed to be reasonable, though they are inherently uncertain and difficult to predict. Investors are cautioned not to unduly rely on such forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Some of these risks and uncertainties include, but are not limited to, (1) the economic circumstances surrounding Takeda’s business, including general economic conditions in Japan, the United States and worldwide; (2) competitive pressures and developments; (3) applicable laws and regulations; (4) the success or failure of product development programs; (5) actions of regulatory authorities and the timing thereof; (6) changes in exchange rates; (7) claims or concerns regarding the safety or efficacy of marketed products or product candidates in development; and (8) integration activities with acquired companies.

The forward-looking statements contained in this press release speak only as of the date of this press release, and Takeda undertakes no obligation to revise or update any forward-looking statements to reflect new information, future events or circumstances after the date of the forward-looking statement. If Takeda does update or correct one or more of these statements, investors and others should not conclude that Takeda will make additional updates or corrections.

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